Exhibit 99.1

Investor Contact:	Kevin Hammons President and Chief Financial Officer (615) 465-7000

COMMUNITY HEALTH SYSTEMS, INC. ANNOUNCES FOURTH QUARTER

AND YEAR ENDED DECEMBER 31, 2022 RESULTS AND 2023 GUIDANCE

FRANKLIN, Tenn. (February 15, 2023) – Community Health Systems, Inc. (NYSE: CYH) (the “Company”) today announced financial and operating results for the three months and year ended December 31, 2022.

The following highlights the financial and operating results for the three months ended December 31, 2022.

•	Net operating revenues totaled $3.142 billion.

•

Net income attributable to Community Health Systems, Inc. stockholders was $414 million, or $3.18 per share (diluted), compared to $178 million, or $1.34 per share (diluted), for the same period in 2021. Excluding the adjusting items as presented in the table in footnote (e) on page 16, net income attributable to Community Health Systems, Inc. stockholders was $1.50 per share (diluted), compared to $1.15 per share (diluted) for the same period in 2021.

•	Adjusted EBITDA was $404 million, including $2 million of pandemic relief funds.

•

Net cash provided by operating activities was $9 million for the three months ended December 31, 2022, which included payment of approximately $73 million of 2020 social security taxes deferred pursuant to the CARES Act, compared to net cash used in operating activities of $531 million, which included repayments of Medicare accelerated payments in the amount of $814 million, for the same period in 2021.

•	Approximately $378 million principal amount of notes outstanding were extinguished during the three months ended December 31, 2022.

•	On a same-store basis, admissions increased 4.4 percent and adjusted admissions increased 8.2 percent, compared to the same period in 2021.

Commenting on the results, Tim L. Hingtgen, chief executive officer of Community Health Systems, Inc., said, “We were pleased with our progress during the final quarter of the year, including solid volume growth in admissions, adjusted admissions and surgeries. We also significantly reduced contract labor from its peak in early 2022, while improving overall employee recruitment and retention levels. I am grateful to our healthcare system leaders, clinicians, caregivers and support teams for their unwavering commitment to advance patient care and achieve operational improvements in 2022. Looking forward, we are optimistic about our opportunities in 2023.”

Three Months Ended December 31, 2022

Net operating revenues for the three months ended December 31, 2022, totaled $3.142 billion, a 2.8 percent decrease compared to $3.233 billion for the same period in 2021. On a same-store basis, net operating revenues decreased 1.3 percent for the three months ended December 31, 2022, compared to the same period in 2021. Net operating revenues for the three months ended December 31, 2022, reflect a 1.9 percent increase in admissions and a 5.2 percent increase in adjusted admissions, compared to the same period in 2021. On a same-store basis, admissions increased 4.4 percent and adjusted admissions increased 8.2 percent for the three months ended December 31, 2022, compared to the same period in 2021.

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CYH Announces Fourth Quarter and Year-End 2022 Results

February 15, 2023

Net income attributable to Community Health Systems, Inc. stockholders was $414 million, or $3.18 per share (diluted), for the three months ended December 31, 2022, compared to $178 million, or $1.34 per share (diluted), for the same period in 2021. Excluding the adjusting items as presented in the table in footnote (e) on page 16, net income attributable to Community Health Systems, Inc. stockholders was $1.50 per share (diluted) for the three months ended December 31, 2022, compared to $1.15 per share (diluted) for the same period in 2021. Pandemic relief funds, as more specifically described below, had a positive impact on net income attributable to Community Health Systems, Inc. stockholders (both on a consolidated and adjusted basis) of approximately $2 million, or $0.01 on a per share (diluted) basis, for the three months ended December 31, 2022, and $30 million, or $0.22 on a per share (diluted) basis, for the same period in 2021.

Adjusted EBITDA for the three months ended December 31, 2022, was $404 million compared to $540 million for the same period in 2021. Pandemic relief funds had a positive impact on Adjusted EBITDA of approximately $2 million and $46 million for the three months ended December 31, 2022 and 2021, respectively.

The increase in net income attributable to Community Health Systems, Inc. stockholders for the three months ended December 31, 2022, compared to the same period in 2021, was due primarily to the impact of certain non-operating items, including gains from early extinguishment of debt and the CoreTrust transaction, as further discussed below, as well as a higher benefit from income taxes. The decrease in Adjusted EBITDA for the three months ended December 31, 2022, compared to the same period in 2021, is primarily due to lower acuity of inpatient admissions and unfavorable changes in payor mix, as well as the reduction in pandemic relief funds recognized and continued expense pressures including increased salaries and benefits expense driven by wage inflation. In addition, expense from contract labor was lower than the prior year period and the prior quarter.

Year Ended December 31, 2022

Net operating revenues for the year ended December 31, 2022, totaled $12.211 billion, a 1.3 percent decrease compared to $12.368 billion for the same period in 2021. On a same-store basis, net operating revenues decreased 0.2 percent for the year ended December 31, 2022, compared to the same period in 2021. Net operating revenues for the year ended December 31, 2022, reflect a 1.7 percent decrease in admissions and a 2.6 percent increase in adjusted admissions, compared to the same period in 2021. On a same-store basis, admissions increased 0.5 percent and adjusted admissions increased 5.0 percent for the year ended December 31, 2022, compared to the same period in 2021.

Net income attributable to Community Health Systems, Inc. stockholders was $46 million, or $0.35 per share (diluted), for the year ended December 31, 2022, compared to $230 million, or $1.76 per share (diluted), for the same period in 2021. Excluding the adjusting items as presented in the table in footnote (e) on page 16, net loss attributable to Community Health Systems, Inc. stockholders was $(1.38) per share (diluted) for the year ended December 31, 2022, compared to net income of $2.45 per share (diluted) for the same period in 2021. Pandemic relief funds, as more specifically described below, had a positive impact on net income attributable to Community Health Systems, Inc. stockholders (both on a consolidated and adjusted basis) of approximately $133 million, or $1.02 on a per share (diluted) basis, for the year ended December 31, 2022, and of approximately $107 million, or $0.82 on a per share (diluted) basis, for the same period in 2021.

Adjusted EBITDA for the year ended December 31, 2022, was $1.466 billion compared to $1.969 billion for the same period in 2021. Pandemic relief funds had a positive impact on Adjusted EBITDA of approximately $173 million and $148 million for the years ended December 31, 2022 and 2021, respectively.

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CYH Announces Fourth Quarter and Year-End 2022 Results

February 15, 2023

The decrease in net income attributable to Community Health Systems, Inc. stockholders and Adjusted EBITDA for the year ended December 31, 2022, compared to the same period in 2021, are primarily due to a decline in net operating revenues as a result of lower overall acuity of services (including lower acuity of inpatient admissions), unfavorable changes in payor mix and fewer inpatient admissions, which was partially offset by the increase in outpatient visits and surgeries and improved reimbursement rates. The decrease in net income attributable to Community Health Systems, Inc. stockholders was partially offset by the impact of certain non-operating items during the year ended December 31, 2022, including gains from early extinguishment of debt and completion of the CoreTrust transaction, as further discussed below. In addition, increased salaries and benefits expense driven by wage inflation and higher costs for contract labor resulted in increased operating expenses during the year ended December 31, 2022, compared to the prior year period.

Note Repurchases

During the three months ended December 31, 2022, the Company extinguished approximately $378 million principal amount of notes through a combination of open market and privately negotiated repurchases, resulting in the recognition of a pre-tax gain from early extinguishment of debt of approximately $180 million during the three months ended December 31, 2022.

Pandemic Relief Funds

The Company received pandemic relief fund payments through various federal, state and local programs of approximately $1 million and $54 million during the three months ended December 31, 2022 and 2021, respectively, and approximately $161 million and $58 million for the years ended December 31, 2022 and 2021, respectively. The Company recognized pandemic relief funds eligible to be claimed as a reduction in operating costs and expenses of approximately $2 million and $46 million during the three months ended December 31, 2022 and 2021, respectively, and approximately $173 million and $148 million for the years ended December 31, 2022 and 2021, respectively. Amounts recognized are denoted by the caption “pandemic relief funds” in the condensed consolidated statements of income. Pandemic relief funds that have not yet been recognized as a reduction in operating costs and expenses or otherwise refunded to the U.S. Department of Health and Human Services or the various state and local agencies as of December 31, 2022, totaled approximately $2 million and are reflected within accrued liabilities-other in the condensed consolidated balance sheet.

Other

Certain of the Company’s facilities in Florida experienced an interruption in their business and incurred additional costs as a direct result of Hurricane Ian, which made landfall in late September 2022. The hurricane resulted in estimated incremental expenses directly related to hurricane response efforts of approximately $8 million on a pre-tax basis during the three months ended December 31, 2022, and an estimated loss of net operating revenues together with incremental expenses directly related to hurricane response efforts of approximately $18 million on a pre-tax basis during the year ended December 31, 2022. Amounts incurred during the three months ended December 31, 2022, relate to incremental expenses for the repair of damaged buildings and related equipment, and are net of insurance proceeds received to-date totaling $2 million. Due to the timing of this event, it is expected that an immaterial amount of incremental expenses will be incurred in the first half of 2023 for continued clean-up and remediation efforts. Likewise, additional insurance proceeds received by the Company related to this event, if any, are expected to be immaterial.

During the three months ended December 31, 2022, the Company completed the closure of two facilities, one as the result of not renewing the lease to operate the facility, which expired on December 31, 2022, and the other for which the closure was previously disclosed as being substantially complete as of September 30, 2022. The Company completed the divestiture of one hospital on January 1, 2023, (in respect of which the Company received proceeds at a preliminary closing on December 30, 2022). Financial and statistical data for 2022 and 2021 presented in this press release includes the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closure.

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CYH Announces Fourth Quarter and Year-End 2022 Results

February 15, 2023

Same-store operating results exclude businesses divested in 2021 and 2022, businesses closed in 2022 and one de novo hospital that opened in 2022.

Effective October 1, 2022, HealthTrust Purchasing Group, L.P. (“HealthTrust”), a group purchasing organization in which the Company is a noncontrolling partner, completed the sale of a majority interest in CoreTrust Holdings, LLC (“CoreTrust”) to a third party. Proceeds for the sale of interest in CoreTrust were distributed to the members of HealthTrust, including the Company, at a preliminary closing on September 30, 2022. The Company received approximately $121 million in connection with such distribution. The Company recognized $119 million of the proceeds into income during the three months ended December 31, 2022.

Information About Non-GAAP Financial Measures

This press release presents Adjusted EBITDA, a non-GAAP financial measure, which is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, gain on sale of equity interests in Macon Healthcare, LLC, expense related to government and other legal matters and related costs, expense incurred in the fourth quarter of 2020 related to the settlement of certain professional liability claims for which the third-party insurers’ obligation to insure the Company against the underlying loss was being litigated along with income during the fourth quarter of 2021 associated with the settlement of such litigation for the recovery of amounts covered by such third-party insurance policies, expense related to employee termination benefits and other restructuring charges, the impact of a change in estimate to increase the professional liability claims accrual recorded during the fourth quarter of 2022 with respect to claims incurred in prior years related to divested locations, the gain on sale by HealthTrust of a majority interest in CoreTrust and expense from settlement and fair value adjustments on the contingent value right agreement liability related to the Health Management Associates, Inc. (“HMA”) legal proceedings and related legal expenses. For information regarding why the Company believes Adjusted EBITDA provides useful information to investors, and for a reconciliation of Adjusted EBITDA to net income attributable to Community Health Systems, Inc. stockholders, see footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below. Additionally, this press release presents adjusted net income (loss) attributable to Community Health Systems, Inc. stockholders per share (diluted), a non-GAAP financial measure, to reflect the impact on net income attributable to Community Health Systems, Inc. stockholders per share (diluted) from the selected items used in the calculation of Adjusted EBITDA. For information regarding why the Company believes this non-GAAP financial measure provides useful information to investors, and for a reconciliation of this non-GAAP financial measure to net income attributable to Community Health Systems, Inc. stockholders per share (diluted), see footnote (c) to the Financial Highlights, Financial Statements and Selected Operating Data below.

The non-GAAP financial measures set forth above are not measurements of financial performance under U.S. GAAP, and should not be considered in isolation or as a substitute for any financial measure calculated in accordance with U.S. GAAP. Additionally, the calculation of these non-GAAP financial measures may not be comparable to similarly titled measures disclosed by other companies.

Included on pages 17, 18, 19, 20 and 21 of this press release are tables setting forth the Company’s 2023 annual earnings guidance. The 2023 guidance is based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time as more specifically discussed below.

Community Health Systems, Inc. is one of the nation’s largest healthcare companies. The Company’s affiliates are leading providers of healthcare services, developing and operating healthcare delivery systems in 45 distinct markets across 16 states. As of February 15, 2023, the Company’s subsidiaries own or lease 79 affiliated hospitals with approximately 13,000 beds and operate more than 1,000 sites of care, including physician practices, urgent care centers, freestanding emergency departments, occupational medicine clinics, imaging centers, cancer centers and ambulatory surgery centers.

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CYH Announces Fourth Quarter and Year-End 2022 Results

February 15, 2023

The Company’s headquarters are located in Franklin, Tennessee, a suburb south of Nashville. Shares in Community Health Systems, Inc. are traded on the New York Stock Exchange under the symbol “CYH.” More information about the Company can be found on its website at www.chs.net.

Community Health Systems, Inc. will hold a conference call on Thursday, February 16, 2023, at 10:00 a.m. Central, 11:00 a.m. Eastern, to review financial and operating results for the fourth quarter and year ended December 31, 2022. Investors will have the opportunity to listen to a live internet broadcast of the conference call by clicking on the Investor Relations link of the Company’s website at www.chs.net. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and will continue to be available for approximately 30 days. Copies of this press release and conference call slide show, as well as the Company’s Current Report on Form 8-K (including this press release), will be available on the Company’s website at www.chs.net.

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CYH Announces Fourth Quarter and Year-End 2022 Results

February 15, 2023

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Financial Highlights (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net operating revenues	$3,142	$3,233	$12,211	$12,368
Net income (f)	446	223	179	368
Net income attributable to Community Health Systems, Inc. stockholders	414	178	46	230
Adjusted EBITDA (c)	404	540	1,466	1,969
Net cash provided by (used in) operating activities	9	(531)	300	(131)
Earnings per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$3.21	$1.40	$0.35	$1.82
Diluted (e), (f)	3.18	1.34	0.35	1.76
Weighted-average number of shares outstanding (d):
Basic	129	127	129	127
Diluted	130	133	130	131

For footnotes, see pages 14, 15 and 16.

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CYH Announces Fourth Quarter and Year-End 2022 Results

February 15, 2023

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended December 31,
	2022		2021
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$3,142	100.0%	$3,233	100.0%
Operating costs and expenses:
Salaries and benefits	1,357	43.2%	1,337	41.4%
Supplies	498	15.8%	521	16.1%
Other operating expenses	826	26.4%	789	24.3%
Lease cost and rent	82	2.6%	77	2.4%
Pandemic relief funds	(2)	(0.1)%	(46)	(1.4)%
Depreciation and amortization	136	4.3%	131	4.1%
Impairment and (gain) loss on sale of businesses, net (f)	17	0.5%	—	—%

Total operating costs and expenses	2,914	92.7%	2,809	86.9%

Income from operations (f)	228	7.3%	424	13.1%
Interest expense, net	205	6.6%	220	6.8%
Gain from early extinguishment of debt	(180)	(5.7)%	—	—%
Gain on sale of equity interests in Macon Healthcare, LLC	—	—%	(13)	(0.4)%
Gain from CoreTrust transaction	(119)	(3.8)%	—	—%
Equity in earnings of unconsolidated affiliates	(3)	(0.1)%	(4)	(0.1)%

Income before income taxes	325	10.3%	221	6.8%
Benefit from income taxes	(121)	(3.9)%	(2)	(0.1)%

Net income (f)	446	14.2%	223	6.9%
Less: Net income attributable to noncontrolling interests	32	1.0%	45	1.4%

Net income attributable to Community Health Systems, Inc. stockholders	$414	13.2%	$178	5.5%

Earnings per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$3.21		$1.40

Diluted (e), (f)	$3.18		$1.34

Weighted-average number of shares outstanding (d):
Basic	129		127

Diluted	130		133

For footnotes, see pages 14, 15 and 16.

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CYH Announces Fourth Quarter and Year-End 2022 Results

February 15, 2023

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income (a)(b)

(In millions, except per share amounts)

(Unaudited)

	Year Ended December 31,
	2022		2021
		% of Net		% of Net
		Operating		Operating
	Amount	Revenues	Amount	Revenues
Net operating revenues	$12,211	100.0%	$12,368	100.0%
Operating costs and expenses:
Salaries and benefits	5,330	43.6%	5,242	42.4%
Supplies	1,975	16.2%	2,042	16.5%
Other operating expenses	3,336	27.3%	2,958	23.9%
Lease cost and rent	317	2.6%	308	2.5%
Pandemic relief funds	(173)	(1.4)%	(148)	(1.2)%
Depreciation and amortization	534	4.4%	540	4.4%
Impairment and (gain) loss on sale of businesses, net (f)	71	0.6%	24	0.2%

Total operating costs and expenses	11,390	93.3%	10,966	88.7%

Income from operations (f)	821	6.7%	1,402	11.3%
Interest expense, net	858	7.0%	885	7.2%
(Gain) loss from early extinguishment of debt	(253)	(2.1)%	79	0.6%
Gain on sale of equity interests in Macon Healthcare, LLC	—	—%	(39)	(0.3)%
Gain from CoreTrust transaction	(119)	(1.0)%	—	—%
Equity in earnings of unconsolidated affiliates	(14)	(0.1)%	(22)	(0.2)%

Income before income taxes	349	2.9%	499	4.0%
Provision for income taxes	170	1.4%	131	1.0%

Net income (f)	179	1.5%	368	3.0%
Less: Net income attributable to noncontrolling interests	133	1.1%	138	1.1%

Net income attributable to Community Health Systems, Inc. stockholders	$46	0.4%	$230	1.9%

Earnings per share attributable to Community Health Systems, Inc. stockholders:
Basic (f)	$0.35		$1.82

Diluted (e), (f)	$0.35		$1.76

Weighted-average number of shares outstanding (d):
Basic	129		127

Diluted	130		131

For footnotes, see pages 14, 15 and 16.

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CYH Announces Fourth Quarter and Year-End 2022 Results

February 15, 2023

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(In millions)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income	$446	$223	$179	$368
Other comprehensive income (loss), net of income taxes:
Net change in fair value of available-for-sale debt securities, net of tax	2	(1)	(17)	(5)
Amortization and recognition of unrecognized pension cost components, net of tax	10	1	10	3

Other comprehensive income (loss)	12	—	(7)	(2)

Comprehensive income	458	223	172	366
Less: Comprehensive income attributable to noncontrolling interests	32	45	133	138

Comprehensive income attributable to Community Health Systems, Inc. stockholders	$426	$178	$39	$228

For footnotes, see pages 14, 15 and 16.

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CYH Announces Fourth Quarter and Year-End 2022 Results

February 15, 2023

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Three Months Ended December 31,
	Consolidated			Same-Store
	2022	2021	% Change	2022	2021	% Change
Number of hospitals (at end of period)	80	83		79	79
Licensed beds (at end of period)	12,832	13,289		12,780	12,796
Beds in service (at end of period)	10,936	11,629		10,884	11,136
Admissions	110,084	107,998	1.9%	108,699	104,087	4.4%
Adjusted admissions	248,072	235,801	5.2%	243,522	225,120	8.2%
Patient days	506,387	547,724		504,109	532,561
Average length of stay (days)	4.6	5.1		4.6	5.1
Occupancy rate (average beds in service)	50.0%	51.5%		50.0%	52.3%
Net operating revenues	$3,142	$3,233	-2.8%	$3,123	$3,163	-1.3%
Net inpatient revenues as a % of net operating revenues	46.3%	48.7%		46.4%	48.8%
Net outpatient revenues as a % of net operating revenues	53.7%	51.3%		53.6%	51.2%
Income from operations (f)	$228	$424	-46.2%
Income from operations as a % of net operating revenues	7.3%	13.1%
Depreciation and amortization	$136	$131
Equity in earnings of unconsolidated affiliates	$(3)	$(4)
Net income attributable to Community Health Systems, Inc. stockholders	$414	$178	132.6%
Net income attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	13.2%	5.5%
Adjusted EBITDA (c)	$404	$540	-25.2%
Adjusted EBITDA as a % of net operating revenues	12.9%	16.7%
Net cash provided by (used in) operating activities	$9	$(531)	101.7%

For footnotes, see pages 14, 15 and 16.

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CYH Announces Fourth Quarter and Year-End 2022 Results

February 15, 2023

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Selected Operating Data (a)

(Dollars in millions)

(Unaudited)

	Year Ended December 31,
	Consolidated			Same-Store
	2022	2021	% Change	2022	2021	% Change
Number of hospitals (at end of period)	80	83		79	79
Licensed beds (at end of period)	12,832	13,289		12,780	12,796
Beds in service (at end of period)	10,936	11,629		10,884	11,136
Admissions	434,765	442,445	-1.7%	423,907	421,961	0.5%
Adjusted admissions	975,737	950,717	2.6%	942,743	897,781	5.0%
Patient days	2,052,864	2,190,405		2,014,822	2,107,599
Average length of stay (days)	4.7	5.0		4.8	5.0
Occupancy rate (average beds in service)	49.2%	51.1%		50.0%	51.7%
Net operating revenues	$12,211	$12,368	-1.3%	$12,038	$12,065	-0.2%
Net inpatient revenues as a % of net operating revenues	46.8%	48.3%		46.8%	48.3%
Net outpatient revenues as a % of net operating revenues	53.2%	51.7%		53.2%	51.7%
Income from operations (f)	$821	$1,402	-41.4%
Income from operations as a % of net operating revenues	6.7%	11.3%
Depreciation and amortization	$534	$540
Equity in earnings of unconsolidated affiliates	$(14)	$(22)
Net income attributable to Community Health Systems, Inc. stockholders	$46	$230	-80.0%
Net income attributable to Community Health Systems, Inc. stockholders as a % of net operating revenues	0.4%	1.9%
Adjusted EBITDA (c)	$1,466	$1,969	-25.5%
Adjusted EBITDA as a % of net operating revenues	12.0%	15.9%
Net cash provided by (used in) operating activities	$300	$(131)	329.0%

For footnotes, see pages 14, 15 and 16.

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CYH Announces Fourth Quarter and Year-End 2022 Results

February 15, 2023

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In millions, except share data)

(Unaudited)

	December 31, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$118	$507
Patient accounts receivable	2,040	2,062
Supplies	353	355
Prepaid income taxes	99	94
Prepaid expenses and taxes	237	192
Other current assets	235	269

Total current assets	3,082	3,479

Property and equipment:
Land and improvements	497	534
Buildings and improvements	6,038	6,050
Equipment and fixtures	3,104	3,173

Property and equipment	9,639	9,757
Less accumulated depreciation and amortization	(4,274)	(4,204)

Property and equipment, net	5,365	5,553

Goodwill	4,166	4,219

Deferred income taxes	49	53

Other assets, net of accumulated amortization of $1,392 and $1,216 at December 31, 2022 and 2021, respectively	2,007	1,913

Total assets	$14,669	$15,217

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Current maturities of long-term debt	$21	$31
Current operating lease liabilities	148	147
Accounts payable	773	830
Accrued liabilities:
Employee compensation	637	655
Accrued interest	189	225
Other	418	476

Total current liabilities	2,186	2,364

Long-term debt (g)	11,614	12,109

Deferred income taxes	354	192

Long-term operating lease liabilities	605	535

Other long-term liabilities	644	827

Total liabilities	15,403	16,027

Redeemable noncontrolling interests in equity of consolidated subsidiaries	541	480

STOCKHOLDERS’ DEFICIT
Community Health Systems, Inc. stockholders’ deficit:
Preferred stock, $.01 par value per share, 100,000,000 shares authorized; none issued	—	—
Common stock, $.01 par value per share, 300,000,000 shares authorized; 134,703,717 shares issued and outstanding at December 31, 2022, and 132,146,282 shares issued and outstanding at December 31, 2021	1	1
Additional paid-in capital	2,084	2,118
Accumulated other comprehensive loss	(21)	(14)
Accumulated deficit	(3,431)	(3,477)

Total Community Health Systems, Inc. stockholders’ deficit	(1,367)	(1,372)
Noncontrolling interests in equity of consolidated subsidiaries	92	82

Total stockholders’ deficit	(1,275)	(1,290)

Total liabilities and stockholders’ deficit	$14,669	$15,217

For footnotes, see pages 14, 15 and 16.

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CYH Announces Fourth Quarter and Year-End 2022 Results

February 15, 2023

COMMUNITY HEALTH SYSTEMS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities
Net income	$179	$368
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	534	540
Deferred income taxes	165	170
Stock-based compensation expense	20	25
Impairment and (gain) loss on sale of businesses, net (f)	71	24
(Gain) loss from early extinguishment of debt	(253)	79
Gain on sale of equity interests in Macon Healthcare, LLC	—	(39)
Gain from CoreTrust transaction	(119)	—
Other non-cash expenses, net	182	78
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Patient accounts receivable	22	(136)
Supplies, prepaid expenses and other current assets	(128)	1
Repayment/derecognition of Medicare accelerated payments	—	(1,081)
Accounts payable, accrued liabilities and income taxes	(158)	16
Other	(215)	(176)

Net cash provided by (used in) operating activities	300	(131)

Cash flows from investing activities
Acquisitions of facilities and other related businesses	(9)	(3)
Purchases of property and equipment	(415)	(469)
Proceeds from disposition of hospitals and other ancillary operations	89	17
Proceeds from sale of property and equipment	38	10
Purchases of available-for-sale debt securities and equity securities	(114)	(171)
Proceeds from sales of available-for-sale debt securities and equity securities	110	102
Purchases of investments in unconsolidated affiliates	(19)	(7)
Proceeds from sale of equity interests in Macon Healthcare, LLC	—	110
Distribution of CoreTrust proceeds	121	—
Increase in other investments	(60)	(113)

Net cash used in investing activities	(259)	(524)

Cash flows from financing activities
Repurchase of restricted stock shares for payroll tax withholding requirements	(8)	(5)
Deferred financing costs and other debt-related costs	(74)	(313)
Proceeds from noncontrolling investors in joint ventures	13	—
Redemption of noncontrolling investments in joint ventures	(5)	(19)
Distributions to noncontrolling investors in joint ventures	(125)	(121)
Other borrowings	48	60
Issuance of long-term debt	1,535	4,310
Proceeds from ABL facility	542	—
Repayments of long-term indebtedness	(2,356)	(4,426)

Net cash used in financing activities	(430)	(514)

Net change in cash and cash equivalents	(389)	(1,169)
Cash and cash equivalents at beginning of period	507	1,676

Cash and cash equivalents at end of period	$118	$507

For footnotes, see pages 14, 15 and 16.

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CYH Announces Fourth Quarter and Year-End 2022 Results

February 15, 2023

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data

(a)

Both financial and statistical results include the operating results of divested or closed businesses for the periods prior to the consummation of the respective divestiture or closing. Same-store operating results and statistical information exclude businesses divested in 2021 and 2022, businesses closed in 2022 and one hospital opened in 2022. There were no discontinued operations reported for 2022 and 2021.

(b)	The following table provides information needed to calculate earnings per share, which is adjusted for income attributable to noncontrolling interests (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income attributable to Community Health Systems, Inc. stockholders:
Net income	$446	$223	$179	$368
Less: Income attributable to noncontrolling interests, net of taxes	32	45	133	138

Net income attributable to Community Health Systems, Inc. stockholders — basic and diluted	$414	$178	$46	$230

(c)

EBITDA is a non-GAAP financial measure which consists of net income attributable to Community Health Systems, Inc. before interest, income taxes, and depreciation and amortization. Adjusted EBITDA, also a non-GAAP financial measure, is EBITDA adjusted to add back net income attributable to noncontrolling interests and to exclude loss (gain) from early extinguishment of debt, impairment and (gain) loss on sale of businesses, gain on sale of equity interests in Macon Healthcare, LLC, expense related to government and other legal matters and related costs, expense incurred in the fourth quarter of 2020 related to the settlement of certain professional liability claims for which the third-party insurers’ obligation to insure the Company against the underlying loss was being litigated along with income during the fourth quarter of 2021 associated with the settlement of such litigation for the recovery of amounts covered by such third-party insurance policies, expense related to employee termination benefits and other restructuring charges, the impact of a change in estimate to increase the professional liability claims accrual recorded during the fourth quarter of 2022 with respect to claims incurred in prior years related to divested locations, the gain on sale by HealthTrust of a majority interest in CoreTrust and expense from settlement and fair value adjustments on the contingent value right agreement liability related to the HMA legal proceedings and related legal expenses. The Company has included adjustments to Adjusted EBITDA during the fourth quarter of 2022 in relation to the impact of the change in estimate to increase the professional liability claims accrual with respect to claims incurred in prior years related to divested locations and the gain on sale by HealthTrust of a majority interest in CoreTrust, as noted above, in light of the fact that the Company believes that the exclusion of these items is consistent with the intended purpose of Adjusted EBITDA in assessing the Company’s operational performance and comparing the Company’s operational performance between periods. The Company has from time to time sold noncontrolling interests in certain of its subsidiaries or acquired subsidiaries with existing noncontrolling interest ownership positions. The Company believes that it is useful to present Adjusted EBITDA because it adds back the portion of EBITDA attributable to these third-party interests. The Company reports Adjusted EBITDA as a measure of financial performance. Adjusted EBITDA is a key measure used by management to assess the operating performance of the Company’s hospital operations and to make decisions on the allocation of resources. Adjusted EBITDA is also used to evaluate the performance of the Company’s executive management team and is one of the primary metrics used in connection with determining short-term cash incentive compensation and the achievement of vesting criteria with respect to performance-based equity awards. In addition, management utilizes Adjusted EBITDA in assessing the Company’s consolidated results of operations and operational performance and in comparing the Company’s results of operations between periods. The Company believes it is useful to provide investors and other users of the Company’s financial statements this performance measure to align with how management assesses the Company’s results of operations. Adjusted EBITDA also is comparable to a similar metric called Consolidated EBITDA, as defined in the Company’s asset-based loan facility (the “ABL Facility”) and the Company’s existing note indentures, which is a key component in the determination of the Company’s compliance with certain covenants under the ABL Facility and such note indentures (including the Company’s ability to service debt and incur capital expenditures), and is used to determine the interest rate and commitment fee payable under the ABL Facility (although Adjusted EBITDA does not include all of the adjustments described in the ABL Facility). Adjusted EBITDA includes the Adjusted EBITDA attributable to hospitals that were divested during the course of such year, but in each case solely to the extent relating to the period prior to the consummation of the applicable divestiture.

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CYH Announces Fourth Quarter and Year-End 2022 Results

February 15, 2023

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

Adjusted EBITDA is not a measurement of financial performance under U.S. GAAP. It should not be considered in isolation or as a substitute for net income, operating income, or any other performance measure calculated in accordance with U.S. GAAP. The items excluded from Adjusted EBITDA are significant components in understanding and evaluating financial performance. The Company believes such adjustments are appropriate as the magnitude and frequency of such items can vary significantly and are not related to the assessment of normal operating performance. Additionally, this calculation of Adjusted EBITDA may not be comparable to similarly titled measures disclosed by other companies.

The following table reflects the reconciliation of Adjusted EBITDA, as defined, to net income attributable to Community Health Systems, Inc. stockholders as derived directly from the condensed consolidated financial statements (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income attributable to Community Health Systems, Inc. stockholders	$414	$178	$46	$230
Adjustments:
(Benefit from) provision for income taxes	(121)	(2)	170	131
Depreciation and amortization	136	131	534	540
Net income attributable to noncontrolling interests	32	45	133	138
Interest expense, net	205	220	858	885
(Gain) loss from early extinguishment of debt	(180)	—	(253)	79
Impairment and (gain) loss on sale of businesses, net	17	—	71	24
Gain from CoreTrust transaction	(119)	—	(119)	—
Gain on sale of equity interests in Macon Healthcare, LLC	—	(13)	—	(39)
Expense from government and other legal matters and related costs	—	—	5	—
(Income) expense from the settlement of professional liability claims for which the third-party insurers’ obligation to insure the Company for the underlying loss has been settled	—	(19)	—	(19)
Expense related to employee termination benefits and other restructuring charges	5	—	6	—
Change in estimate for professional claims liability related to divested locations	15	—	15	—

Adjusted EBITDA	$404	$540	$1,466	$1,969

(d)	The following table sets forth components reconciling the basic weighted-average number of shares to the diluted weighted-average number of shares (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Weighted-average number of shares outstanding - basic	129	127	129	127
Add effect of dilutive securities:
Stock awards and options	1	6	1	4

Weighted-average number of shares outstanding - diluted	130	133	130	131

During the three months and year ended December 31, 2022, the effect of stock awards and options on the diluted shares calculation was an increase in shares of 1,090,915 and 1,251,932, respectively. During the three months and year ended December 31, 2021, the effect of stock awards and options on the diluted shares calculation was an increase in shares of 5,627,250 and 3,842,558, respectively.

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CYH Announces Fourth Quarter and Year-End 2022 Results

February 15, 2023

Footnotes to Financial Highlights, Financial Statements and Selected Operating Data (Continued)

(e)

The following supplemental table reconciles net income attributable to Community Health Systems, Inc. stockholders, as reported, on a per share (diluted) basis, to net income (loss) attributable to Community Health Systems, Inc. stockholders per share (diluted) with the adjustments described herein (total per share amounts may not add due to rounding). The Company believes that the presentation of non-GAAP adjusted net income (loss) attributable to Community Health Systems, Inc. stockholders per share (diluted) presents useful information to investors by highlighting the impact on net income attributable to Community Health Systems, Inc. stockholders per share (diluted) of selected items used in calculating Adjusted EBITDA which may not reflect the Company’s underlying operating performance and assisting in comparing the Company’s results of operations between periods.

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
Net income per share (diluted), as reported	$3.18	$1.34	$0.35	$1.76
Adjustments:
(Gain) loss from early extinguishment of debt	(1.18)	—	(1.60)	0.89
Impairment and (gain) loss on sale of businesses, net	0.10	—	0.42	0.15
Gain from CoreTrust transaction	(0.71)	—	(0.71)	—
Gain on sale of equity interests in Macon Healthcare, LLC	—	(0.08)	—	(0.24)
Expense from government and other legal matters and related costs	—	—	0.03	—
(Income) expense from the settlement of professional liability claims for which the third-party insurers’ obligation to insure the Company for the underlying loss has been settled	—	(0.11)	—	(0.11)
Expense related to employee termination benefits and other restructuring charges	0.03	—	0.04	—
Change in estimate for professional claims liability related to divested locations	0.09	—	0.09	—

Net income (loss) per share (diluted), excluding adjustments	$1.50	$1.15	$(1.38)	$2.45

(f)

Both income from operations and net income included a net non-cash expense of $17 million and less than $1 million for the three months ended December 31, 2022 and 2021, respectively, and $71 million and $24 million for the years ended December 31, 2022 and 2021, respectively, primarily from impairment charges to reduce the value of certain long-lived assets at businesses the Company identified for closure, sale or sold and also gains on the sale of certain businesses during such periods. These impairment charges do not have an impact on the calculation of the Company’s financial covenants under the ABL Facility.

(g)

The maximum aggregate principal amount under the ABL Facility is $1.0 billion, subject to borrowing base capacity. At December 31, 2022, the Company had outstanding borrowings of $53 million and approximately $852 million of additional borrowing capacity (after taking into consideration $83 million of outstanding letters of credit) under the ABL Facility.

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CYH Announces Fourth Quarter and Year-End 2022 Results

February 15, 2023

Regulation FD Disclosure

Set forth below is selected information concerning the Company’s projected consolidated operating results for the year ending December 31, 2023. These projections are based on the Company’s historical operating performance, current trends and other assumptions that the Company believes are reasonable at this time. The 2023 guidance should be considered in conjunction with the assumptions included herein. See pages 19, 20 and 21 for a list of factors that could affect the future results of the Company or the healthcare industry generally.

The following is provided as guidance to analysts and investors:

	2023 Projection Range
Net operating revenues (in millions)	$12,200	to	$12,600
Adjusted EBITDA (in millions)	$1,475	to	$1,625
Net loss per share—diluted	$(0.65)	to	$(0.05)
Weighted-average diluted shares (in millions)	130.0	to	131.0

The following assumptions were used in developing the 2023 guidance provided above:

•	The Company’s projections exclude the following:

•	Effect of debt refinancing activities, including gains and losses from early extinguishment of debt;

•	Impairment of goodwill and long-lived assets;

•	Previously recorded pandemic relief funds and the potential recognition of additional pandemic relief funds;

•	The impact of any potential future divestitures;

•	Gains or losses from the sales of businesses;

•	Employee termination benefits and restructuring costs;

•	Resolution of government investigations or other significant legal settlements;

•	Costs incurred in connection with divestitures; and

•	Other significant gains or losses that neither relate to the ordinary course of business nor reflect the Company’s underlying business performance.

Other assumptions used in the above guidance:

•

Expressed as a percentage of net operating revenues, depreciation and amortization of approximately 4.2% for 2023. Additionally, this is a fixed cost and the percentages may vary based on changes in net operating revenues. Such amounts exclude the possible impact of any future hospital fixed asset impairments.

•

Interest expense is estimated to be between $815 million and $835 million while cash paid for interest, which excludes the amortization of deferred financing costs, is expected to be $760 million to $780 million. Total fixed rate debt is expected to average approximately 100% of total debt during 2023.

•	Expressed as a percentage of net operating revenues, net income attributable to noncontrolling interests of approximately 1.1% to 1.2% for 2023.

•	Expressed as a percentage of net operating revenues, provision for income taxes of approximately 0.8% to 0.9% for 2023.

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CYH Announces Fourth Quarter and Year-End 2022 Results

February 15, 2023

A reconciliation of the Company’s projected 2023 Adjusted EBITDA, a forward-looking non-GAAP financial measure, to the Company’s projected net loss attributable to Community Health Systems, Inc. stockholders, the most directly comparable GAAP financial measure, is shown below (in millions):

	Year Ending December 31, 2023
	Low	High
Net loss attributable to Community Health Systems, Inc. stockholders (1)	$(84)	$(6)
Adjustments:
Depreciation and amortization	510	530
Interest expense, net	815	835
Provision for income taxes	99	116
Net income attributable to noncontrolling interests	135	150

Adjusted EBITDA (1)	$1,475	$1,625

(1)

The Company does not include in this reconciliation the impact of certain items not included in the Company’s forecast set forth above that would be included in a reconciliation of historical net income (loss) attributable to Community Health Systems, Inc. stockholders to Adjusted EBITDA such as, but not limited to, losses (gains) from early extinguishment of debt, impairment and (gain) loss on sale of businesses and expense from government and other legal matters and related costs, in light of the fact that such items are not determinable, and/or the inherent difficulty in quantifying such projected amounts, on a forward-looking basis.

•	Capital expenditures are projected as follows (in millions):

2023 Guidance
Total	$450	to	$500

•	Net cash provided by operating activities are projected as follows (in millions):

2023 Guidance
Total	$675	to	$825

•	Diluted weighted-average shares outstanding are projected to be approximately 130 million to 131 million for 2023.

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CYH Announces Fourth Quarter and Year-End 2022 Results

February 15, 2023

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties. All statements in this press release other than statements of historical fact, including statements regarding projections, expected operating results, and other events that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “thinks,” and similar expressions, are forward-looking statements. Although the Company believes that these forward-looking statements are based on reasonable assumptions, these assumptions are inherently subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and may be beyond the control of the Company. Accordingly, the Company cannot give any assurance that its expectations will in fact occur and cautions that actual results may differ materially from those in the forward-looking statements. A number of factors could affect the future results of the Company or the healthcare industry generally and could cause the Company’s expected results to differ materially from those expressed in this press release.

These factors include, among other things:

•

general economic and business conditions, both nationally and in the regions in which we operate, including the current negative macroeconomic conditions, ongoing inflationary pressures that have significantly increased and may continue to significantly increase our expenses, the current high interest rate environment, ongoing challenging labor market conditions and labor shortages, and supply chain shortages and disruptions, as well as the current and/or potential future adverse impact of such economic conditions and other factors on our net operating revenues (including our service mix, revenue mix, payor mix and/or patient volumes) and our ability to collect outstanding receivables;

•

developments related to COVID-19, including, without limitation, related to the length and severity of the pandemic; the volume of canceled or rescheduled procedures; and the spread of potentially more contagious and/or virulent forms of the virus, including variants of the virus for which currently available vaccines, treatments and tests may not be effective or authorized;

•

uncertainty regarding the magnitude and timing of any future payments or benefits we may receive or realize under the Coronavirus Aid, Relief and Economic Security Act, the Paycheck Protection Program and Health Care Enhancement Act, the Consolidated Appropriations Act, 2021, the American Rescue Plan Act of 2021 and any other future stimulus or relief measures related to COVID-19;

•

the impact of current or future federal and state health reform initiatives, including the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010 (the “Affordable Care Act”), and the potential for changes to the Affordable Care Act, its implementation or its interpretation (including through executive orders and court challenges);

•

the extent to and manner in which states support increases, decreases or changes in Medicaid programs, implement health insurance exchanges or alter the provision of healthcare to state residents through legislation, regulation or otherwise;

•	the future and long-term viability of health insurance exchanges and potential changes to the beneficiary enrollment process;

•

risks associated with our substantial indebtedness, leverage and debt service obligations, including our ability to refinance such indebtedness on acceptable terms or to incur additional indebtedness, and our ability to remain in compliance with debt covenants;

•	demographic changes;

•	changes in, or the failure to comply with, federal, state or local laws or governmental regulations affecting our business;

•

potential adverse impact of known and unknown legal, regulatory and governmental proceedings and other loss contingencies, including governmental investigations and audits, and federal and state false claims act litigation;

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CYH Announces Fourth Quarter and Year-End 2022 Results

February 15, 2023

•

our ability, where appropriate, to enter into and maintain provider arrangements with payors and the terms of these arrangements, which may be further affected by the increasing consolidation of health insurers and managed care companies and vertical integration efforts involving payors and healthcare providers;

•	changes in, or the failure to comply with, contract terms with payors and changes in reimbursement policies or rates paid by federal or state healthcare programs or commercial payors;

•

any security breaches, cyber-attacks, loss of data, other cybersecurity threats or incidents, and any actual or perceived failures to comply with legal requirements governing the privacy and security of health information or other regulated, sensitive or confidential information, or legal requirements regarding data privacy or data protection, and the impact of the security breach announced by us on February 13, 2023, including legal, reputational, and financial risks associated with this security breach, the results of our ongoing investigation of this security breach, any potential regulatory inquiries and/or litigation to which we may become subject in connection with this security breach, and the extent of remediation and other additional costs that may be incurred by us in connection with this security breach;

•	any potential impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets, or changes in the useful lives of other intangible assets;

•	changes in inpatient or outpatient Medicare and Medicaid payment levels and methodologies;

•

the effects related to the implementation of the sequestration spending reductions pursuant to both the Budget Control Act of 2011 and the Pay-As-You-Go Act of 2010 and the potential for future deficit reduction legislation;

•

increases in the amount and risk of collectability of patient accounts receivable, including decreases in collectability which may result from, among other things, self-pay growth and difficulties in recovering payments for which patients are responsible, including co-pays and deductibles;

•	the efforts of insurers, healthcare providers, large employer groups and others to contain healthcare costs, including the trend toward value-based purchasing;

•

the impact of competitive labor market conditions and the shortage of nurses, including in connection with our ability to hire and retain qualified nurses, physicians, other medical personnel and key management, and increased labor expenses as a result of such competitive labor market conditions, inflation and competition for such positions;

•	any failure to obtain medical supplies or pharmaceuticals at favorable prices;

•	liabilities and other claims asserted against us, including self-insured professional liability claims;

•	competition;

•	trends toward treatment of patients in less acute or specialty healthcare settings, including ambulatory surgery centers or specialty hospitals or via telehealth;

•	changes in medical or other technology;

•	changes in U.S. GAAP;

•	the availability and terms of capital to fund any additional acquisitions or replacement facilities or other capital expenditures;

•

our ability to successfully make acquisitions or complete divestitures, our ability to complete any such acquisitions or divestitures on desired terms or at all, the timing of the completion of any such acquisitions or divestitures, and our ability to realize the intended benefits from any such acquisitions or divestitures;

•	the impact that changes in our relationships with joint venture or syndication partners could have on effectively operating our hospitals or ancillary services or in advancing strategic opportunities;

•	our ability to successfully integrate any acquired hospitals and/or outpatient facilities, or to recognize expected synergies from acquisitions;

•	the impact of severe weather conditions and climate change, as well as the timing and amount of insurance recoveries in relation to severe weather events;

•	our ability to obtain adequate levels of insurance, including cyber, general liability, professional liability, and directors and officers liability insurance;

•	timeliness of reimbursement payments received under government programs;

•	effects related to pandemics, epidemics, or outbreaks of infectious diseases, including the coronavirus causing the disease known as COVID-19;

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CYH Announces Fourth Quarter and Year-End 2022 Results

February 15, 2023

•	any failure to comply with our obligations under license or technology agreements;

•	challenging economic conditions in non-urban communities in which we operate;

•	the concentration of our revenue in a small number of states;

•	our ability to realize anticipated cost savings and other benefits from our current strategic and operational cost savings initiatives;

•	any changes in or interpretations of income tax laws and regulations; and

•

the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2022 and other filings filed with the SEC.

The consolidated operating results for the three months and year ended December 31, 2022, are not necessarily indicative of the results that may be experienced for any future periods. The Company cautions that the projections for calendar year 2023 set forth in this press release are given as of the date hereof based on currently available information. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

-END-